AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (“Agreement”) between GERA DANBURY LLC, a Delaware limited liability company (“Seller”), and MATRIX CONNECTICUT, LLC, a Delaware limited liability company (“Buyer”), is made and entered into as of the later of (i) the date this Agreement is executed by Seller and (ii) the date this Agreement is executed by Buyer (the “Effective Date”), with reference to the following facts:
     A. Seller owns certain real property located in Fairfield County, Connecticut and more specifically described in Exhibit A attached hereto, commonly known as Danbury Corporate Center and such other assets, as the same are herein described.
     B. Subject to the terms and conditions in this Agreement, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property.
     NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:
     1. Purchase and Sale. The purchase and sale includes, and at Closing (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, all of Seller’s right and title, estate interest in and to all of the following (hereinafter sometimes collectively, the “Property”):
     1.1 The land, described on Exhibit A attached hereto, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant thereto, including: (i) all easements, privileges and rights belonging or in any way appurtenant to the Land (as hereinafter defined), (ii) any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land, and (iii) any and all air rights, subsurface rights, development rights, and water rights permitting to the Land (all of the foregoing being collectively referred to herein as the “Land”);
     1.2 All leases (the “Leases”), including associated amendments, with all persons (“Tenants”) leasing the Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Closing, together with all security deposits, other deposits held in connection with the Leases, and all of Seller’s right, title and interest in and to all guarantees, letters of credit and other similar credit enhancements providing additional security for such Leases;
     1.3 All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, all sculptures, paintings and other artwork all equipment, furniture, tools and supplies, all plans and specifications and other architectural and engineering drawings, if any, with respect to the Land and the Improvements, and any other personal property and all related intangibles as are owned by Seller and currently located in, on or about or are used for the operation, maintenance, administration or repair of the Real Property, including Seller’s interest, if any, in the common name of the Real Property (the “Personal Property”);
     1.4 All service contracts, agreements, warranties and guaranties relating to the operation of the Property as of the Effective Date, to the extent assignable, and any other service and operating agreements pertaining to the Property that are entered into by Seller after the date of this Agreement and prior to the Closing in accordance with the terms of this Agreement, in each case to the extent approved by Buyer in accordance with this Agreement (collectively, the “Contracts”); provided, however, any Contracts (other than the utility contracts with Hess Corporation) not so approved by Buyer shall be terminated by Seller on or before the Closing, and, provided Buyer shall have notified Seller of the Contracts to be terminated not less than 65 days prior to Closing, Seller shall pay the costs of terminating such Contracts; otherwise Buyer shall pay the costs of terminating such Contracts; and
     1.5 To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, consents, authorizations, variances or waivers, dedications, subdivision maps, licenses and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property (the “Permits”).
     2. Purchase Price. Subject to the charges, prorations and other adjustments set forth in this Agreement, the total Purchase Price of the Property shall be Seventy-Six Million Dollars ($76,000,000.00) (“Purchase Price”) payable as follows:
     2.1 Deposit/Further Payments/Down Payment. Within one business day after the Effective Date, Buyer shall deposit into Escrow the amount of $1,250,000.00 (the “Initial Deposit”), in the form of a wire transfer payable to Chicago Title Insurance Company located at 171 North Clark Street, Chicago, Illinois 60601 (“Escrow Holder”). On or prior to the last day of the Inspection Period, Buyer shall deposit into Escrow, by wire transfer, the amount of $5,000.000.00 (the “Additional Deposit”, which collectively with the Initial Deposit, is called the “Deposit”). If Buyer fails to timely make either the Initial Deposit or the Additional Deposit, Seller may, at its option, terminate this Agreement by notice to Buyer. The Initial Deposit and the Additional Deposit shall each be nonrefundable except as provided in Section 10 hereof and Section 14.1 hereof. Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer’s account.
     2.2 On or before Closing, Buyer shall deposit into Escrow the balance of the Purchase Price (subject to adjustments and prorations as set forth herein) by wire transfer payable to Escrow Holder.
     3. Title to Property. During the Inspection Period (hereafter defined) Buyer shall review and approve the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey or any title report or title commitment obtained by Buyer from FirstAm (as hereinafter defined) reflect or disclose any defect, exception or other matter affecting the Property (“Title Defects”) that is unacceptable to Buyer, within ten (10) business days after the Effective Date, Buyer shall provide Seller with written notice of Buyer’s objections. Seller may, at its sole option, elect to cure or remove (by endorsement or otherwise) the objections made by Buyer. Should Seller elect to attempt to cure or remove (by endorsement or otherwise) the objection, it shall be a condition precedent to Buyer’s obligation to acquire the Property that Seller cures or removes (by endorsement or otherwise) such title objection prior to the Closing. Unless Seller provides written notice to Buyer two (2) business days before the expiration of the Inspection Period that Seller intends to cure or remove (by endorsement or otherwise) Buyer’s title objections, Seller shall be deemed to have elected not to cure or remove Buyer’s title objections, and Buyer shall be entitled, as Buyer’s sole and exclusive remedy, either to (i) terminate this Agreement by written notice to Seller on or prior to the earlier of the expiration of the Inspection Period and five (5) business days after the date, if any, that Seller gives a written notice to Buyer that Seller does not intend to cure or remove Buyer’s title objections, in which event the Deposit shall be paid to Seller and Buyer shall return the Due Diligence Items (hereinafter defined) or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey and all matters described in the Title Report (and any matters described in any title report or title commitment from FirstAm (as hereinafter defined)), except for monetary liens for indebtedness of Seller and any matters Seller has agreed to cure in writing, shall be deemed “Permitted Exceptions.” Notwithstanding anything to the contrary contained herein, Buyer may elect, by giving written notice to Seller within three (3) business days after the Effective Date, to substitute First American Title Insurance Company (“FirstAm”) as the Escrow Holder hereunder and the issuer of the Title Policy (as hereinafter defined). If Buyer properly makes such election, then (a) any exceptions or matters that are set forth in a title report, title commitment or title policy issued by FirstAm but are not set forth in the Survey, the Title Report and other Title Documents (as hereinafter defined) delivered to Buyer by Seller shall be deemed to be “Permitted Exceptions” hereunder, (b) Seller shall not be required to spend any more for a title policy issued by FirstAm than it would have paid to Chicago Title Insurance Company (“CTI”) pursuant to CTI’s proposal (a copy of which has been provided to Buyer), and (c) Buyer shall pay any and all costs of CTI in connection therewith (not to exceed $2,000).
     4. Due Diligence Items.
     4.1 Seller has delivered to Buyer (either by delivery to Buyer or by posting the same on the Peracon Website and providing Buyer an access code thereto), to the extent the same are available, and Buyer hereby acknowledges receipt of the following items (together with the items described in Section 4.2, collectively, the “Due Diligence Items”):
     4.1.1 Any existing survey of the Property, in Seller’s possession (the “Survey”);
     4.1.2 A current preliminary title report or title commitment (the “Title Report”) for the issuance of a standard coverage owner’s policy of title insurance, with standard provisions and exceptions (the “Title Policy”) to Buyer from the Escrow Holder, together with copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the “Title Documents”);
     4.1.3 A list of all Contracts, together with copies of the same;
     4.1.4 True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for the period of time that Seller owned the Property prior to the current year and, if available, for the current year;
     4.1.5 A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any;
     4.1.6 Operating statements for Seller’s ownership period and monthly operating statements for the calendar year to date;
     4.1.7 An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any.
     4.1.8 Copies of the environmental reports listed on Schedule 1 attached hereto and made a part hereof.
     4.2 Seller shall make the following available for inspection by Buyer during ordinary business hours at Seller’s management office:
     4.2.1 All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession of Seller, if any.
     4.2.2 The tenant files, books and records relating to the ownership and operation of the Property.
     5. Inspections.
     5.1 Buyer shall have a temporary non-exclusive license to enter and conduct non-invasive feasibility, environmental, and physical studies collectively of the Property that Buyer may deem necessary or advisable (the “Inspections”) at any time during the Inspection Period, on the terms set forth in this Article 5. Buyer shall not conduct invasive testing of any kind (including without limitation, “Phase II” environmental testing) without Seller’s consent, which consent shall not be unreasonably withheld. Buyer’s right to conduct the Inspections shall be subject to rights of Tenants and shall be subject to such conditions as may be reasonably imposed by Seller in order to avoid disruption at the Property. All of the Inspections shall be conducted at the expense of Buyer without contribution from Seller of any kind or amount.

     5.2 Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. At Seller’s election, a representative of Seller shall be present during any entry by Buyer or its representatives upon the Property for conducting said Inspections. Buyer and its agents shall maintain equipment and other materials in an orderly manner while they are located on the Property and to maintain them in locations specified by Seller. Buyer agrees to remove all debris and trash resulting from the Inspections on a daily basis and to remove all equipment and other materials used by Buyer or its agents as soon as the activity for which such equipment and other materials are used is completed. Buyer and its agents shall take all appropriate measures for the safety of persons and property on the Property and shall comply with all applicable legal requirements. Buyer shall, at its sole cost and expense, promptly restore any damage to the Property resulting from the Inspections including but not limited to repair of surface openings resulting from tests. Buyer shall promptly provide to Seller a copy of all reports and test results prepared or furnished in connection with the Inspections.
     5.3 In the event that the Inspections show any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, in Buyer’s sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement by written notice to Seller on or prior to the expiration of the Inspection Period, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections.
     5.4 Buyer shall indemnify, save and hold Seller and Seller’s officers, agents, employees, directors, trustees, invitees, successors, and assigns (collectively “Indemnitees”) harmless against all losses, costs, expenses, liabilities, claims, litigation, demands, proceedings and damages (including but not limited to attorney’s fees) suffered or incurred by Seller or any such Indemnitees arising out of and limited to the Inspections, provided that Buyer shall not incur any liability due to its discovery, without exacerbation, of the condition of any Hazardous Materials or other circumstances at the Property. Buyer waives any claims against Seller arising out of the Inspections or this Agreement other than claims that are solely caused by or solely arise from any gross negligence or willful misconduct of Seller. Buyer hereby assumes all responsibility for claims against Seller by the contractors, subcontractors, employees, and agents of Buyer other than claims that are solely caused by or solely arise from Seller’s gross negligence or willful misconduct.
     5.5 Buyer shall, during the term of this Agreement and at all times during which access is available to it, require its subcontractors and agents, to maintain insurance, in form and substance reasonably satisfactory to Seller, with insurance companies acceptable to Seller, the following insurance: Comprehensive General Liability or Commercial General Liability Insurance, with limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) on a general aggregate basis, for bodily injury, death and property damage, and Excess (umbrella) liability insurance with liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence. Each policy of insurance shall name Seller as an additional insured. Further, each policy of insurance shall state that such policy is primary and noncontributing with any insurance carried by Seller. Such policy shall contain a provision that the naming of the additional insured shall not negate any right the additional insured would have had as a claimant under the policy if not so named and shall contain severability of interest and cross-liability clauses. A certificate, together with any endorsements to the policy required to evidence the coverage which is to be obtained hereunder, shall be delivered to Seller prior to entry on the Property. The certificate shall expressly provide that no less than thirty (30) days prior written notice shall be given Seller in the event of any material alteration to or cancellation of the coverages evidenced by said certificate. A renewal certificate for each of the policies required in this section shall be delivered to Seller not less than thirty (30) days prior to the expiration date of the term of such policy. Any policies required by the provisions of this section may be made a part of a blanket policy of insurance with a “per project, per location endorsement” so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the rights of the other party to this Agreement or negate the requirements of this Agreement.
     5.6 During the course of its performance of the Inspections, Buyer will acquire knowledge concerning the Property or Seller, or knowledge of other matters of a sensitive business nature (collectively, “Privileged Information”). Except as described below, neither Buyer nor its agents shall disclose to any third party, publicize or suffer or permit any of their respective employees to so disclose or publicize any such Privileged Information, other than to consultants, attorneys and agents as necessary for Buyer’s inspection and analysis of the Property. In the event that Buyer believes in good faith that it is required by any legal requirement to disclose any such Privileged Information, then Buyer shall immediately notify Seller of such belief and the reasons for such belief. If Seller within ten (10) days after receipt of such notice, advises the party that sent the notice that Seller shall itself disclose the information, then Buyer shall not make such disclosure (unless either such party reasonably believes that it must disclose such information by law). If Buyer reasonably believes that such disclosure is required to be made in less than the ten (10)-day period, then the notice to Seller shall so state and Seller’s time to respond will be reduced accordingly.
     5.7 The obligations of Buyer described in this Article shall survive the Closing or any termination of this Agreement.
6. Approval.
     6.1 Buyer shall have until January 8, 2009 (“Inspection Period”) to approve or disapprove the Inspections. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval of the Inspections in writing within the Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove the Inspections within the Inspection Period and shall terminate this Agreement as provided in Section 5.3, this Agreement and the Escrow shall thereupon be terminated and effective on such termination the Deposit shall be paid to Seller. Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.
     6.2 Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer’s ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials (“Buyer’s Reports”); provided, however, that delivery of such copies and information by Buyer shall be without warranty or representation whatsoever, express or implied, including without limitations, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such restrictions.
     6.3 Contracts. On or before the end of the Inspection Period, Buyer will designate in a written notice to Seller which Contracts Buyer will assume and which Contracts must be terminated by Seller at Closing. Taking into account any credits or prorations to be made pursuant to this Agreement for payments coming due after Closing but accruing prior to Closing, Buyer will assume the obligations arising from and after the Closing Date under those Contracts which Buyer has designated will not be terminated. At Buyer’s expense, Seller shall, to the extent that Seller has the right to terminate the Contracts not so assumed, terminate at Closing all Contracts that are not so assumed.
7. Escrow.
     7.1 Opening. The purchase and sale of the Property shall be consummated through an escrow (“Escrow”) to be opened with Escrow Holder within two (2) business days after the Effective Date. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller (“Opening of Escrow”). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.
     7.2 Closing.
     7.2.1 Escrow shall close (“Closing”) on the 60th day after the expiration of the Inspection Period (or the next business day if said 60th day is not a business day), or such earlier date as shall be mutually agreed to by the parties.

     7.3 Buyer Required to Deliver. Buyer shall deliver to Escrow the following:
     7.3.1 Concurrently with the Opening of Escrow, the Deposit;
     7.3.2 On or before Closing, the Purchase Price, subject to the closing adjustments, credits and prorations contemplated hereby;
     7.3.3 On or before Closing, such other documents as Title Company may reasonably require from Buyer in order to issue the Title Policy;
     7.3.4 An original counterpart executed by Buyer of an assignment and assumption agreement (the “Assignment and Assumption Agreement”) in substantially the form attached hereto as Exhibit B, whereby Seller assigns and conveys to Buyer all of Seller’s right, title and interest in and Buyer assumes all of Seller’s obligations under, the Leases and the Contracts and the Permits;
     7.3.5 A counterpart closing statement (the “Closing Statement”) setting forth the Purchase Price and all amounts charged against Buyer pursuant to Section 7.7 of this Agreement; and
     7.3.6 All transfer declarations, affidavits of value or similar documentation required by law.
     7.4 Seller Required to Deliver. On or before Closing, Seller shall deliver to Escrow the following:
     7.4.1 A duly executed and acknowledged special warranty deed, conveying fee title to the Property in favor of Buyer (the “Deed”);
     7.4.2 An executed certificate of non-foreign status;
     7.4.3 A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller, in substantially the form attached hereto as Exhibit C;
     7.4.4 An original counterpart executed by Seller of the Assignment and Assumption Agreement;
     7.4.5 A counterpart Closing Statement setting forth the Purchase Price and all amounts charged against Seller pursuant to Section 7.7 of this Agreement;
     7.4.6 Such other documents as Title Company may reasonably require from Seller in order to issue the Title Policy;
     7.4.7 A letter from Seller addressed to each Tenant informing such Tenant of the change in ownership and directing that future rent payments be made to Buyer;

     7.4.8 All keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller’s possession (which Buyer agrees may be delivered by leaving such items in the management office of the Property);
     7.4.9 All records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Project (which Buyer agrees may be delivered by leaving such items in the management office of the Property); and
     7.4.10 All transfer declarations, affidavits of value or similar documentation required by law.
     7.5 Buyer’s Costs. Buyer shall pay the following:
     7.5.1 One-half of the Escrow Holder’s fees, costs and expenses;
     7.5.2 The cost of recording any documents relating to Buyer’s financing;
     7.5.3 All costs of recording the Deed;
     7.5.4 Title Company’s premium for any extended coverage endorsement or any other endorsement to the Title Policy; and
     7.5.5 All other costs customarily borne by Buyers of real property in the county in which the Property is situated;
     7.6 Seller’s Costs. Seller shall pay the following:
     7.6.1 One-half of Escrow Holder’s fees, costs and expenses;
     7.6.2 Title Company’s premium for the Title Policy (excluding the premium of any extended coverage endorsement or any other endorsement to the Title Policy);
     7.6.3 Any transfer taxes or similar taxes;
     7.6.4 All other costs not itemized above which are customarily borne by sellers of real property in the county in which the Property is situated.
     7.7 Prorations.
     7.7.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing with Buyer being deemed the owner of the Property as of the Closing:

     (a) Taxes and Assessments. All non-delinquent real property taxes, assessments and other governmental impositions of any kind or nature, including, without limitation, any special assessments or similar charges (collectively, “Taxes”), which are payable during the calendar year within which the Closing (regardless of when such taxes are levied or assessed or the calendar year, tax year or other period to which such taxes may be attributable) occurs based upon the actual number of days in the calendar year. With respect to any portion of the Taxes which are payable by any Tenant directly to the authorities, no proration or adjustment shall be made. The proration for Taxes shall be based upon the most recently issued tax bill for the Property, and shall be calculated based upon the maximum early payment discount available, if applicable. The prorations for taxes and assessments which are made at Closing shall be final, and not subject to reproration after Closing. Upon the Closing, Buyer shall be responsible for real estate taxes and assessments on the Property payable from and after the Closing. In no event shall Seller be charged with or be responsible for any increase in the taxes or assessments on the Property resulting from the sale of the Property or from any improvements made or leases entered into after the Closing. With respect to all periods for which Seller has paid Taxes, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings but shall provide Buyer with copies of all communications with the taxing authorities. All net tax refunds and credits attributable to any period prior to the Closing which Seller has paid or for which Seller has given a credit to Buyer shall belong to and be the property of Seller, provided, however, that any such refunds and credits that are the property of Tenants under Leases shall be promptly remitted by Seller directly to such Tenants or to Buyer for the credit of such Tenants. All net tax refunds and credits attributable to any period subsequent to the Closing shall belong to and be the property of Buyer. Buyer agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing, as may be necessary to carry out the intention of this subparagraph, including the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts necessary for the collection of such refund by Seller. Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.
     (b) Rents. Buyer will receive a credit at the Closing for all rents collected by Seller prior to the Closing and allocable to the period from and after the Closing based upon the actual number of days in the month. No credit shall be given Seller for accrued and unpaid rent or any other non-current sums due from Tenants until these sums are paid and Seller shall retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Tenant Leases. Buyer shall cooperate with Seller after the Closing to collect any rent under the Tenant Leases which has accrued as of the Closing; provided, however, Buyer shall not be obligated to sue any Tenants or exercise any legal remedies under the Tenant Leases or to incur any expense over and above its own regular collection expenses. All payments collected from Tenants after the Closing shall first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after Closing and finally to any rent due to Seller for the period prior to Closing; provided, however, notwithstanding the foregoing, if Seller collects any payments from Tenants after Closing through its own collection efforts, Seller may first apply such payments to rent due Seller for the period prior to Closing.
     (c) CAM Expenses. To the extent that Tenants are reimbursing the landlord for common area maintenance and other operating expenses (collectively, “CAM Charges”), CAM Charges shall be prorated at Closing and again subsequent to Closing, as of the date of Closing on a lease-by-lease basis with each party being entitled to receive a portion of the CAM Charges payable under each Lease for the CAM Lease Year in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the party’s respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term “CAM Lease Year” means the twelve (12) month period as to which annual CAM Charges are owed under each Lease. Five (5) days prior to Closing Seller shall submit to Buyer an itemization of its actual CAM Charges operating expenses through such date and the amount of CAM Charges received by Seller as of such date, together with an estimate of CAM Charges to be incurred to, but not including, the Closing. In the event that Seller has received CAM Charges payments in excess of its actual CAM Charges operating expenses, Buyer shall be entitled to receive a credit against the Purchase Price for the excess. In the event that Seller has received CAM Charges payments less than its actual CAM Charges operating expenses, to the extent that the Leases provide for a “true up” at the end of the CAM Lease Year, Seller shall be entitled to receive any deficit but only after Buyer has received any true up payment from the Tenant. Upon receipt by either party of any CAM Charge true up payment from a Tenant, the party receiving the same shall provide to the other party its allocable share of the “true up” payment within five (5) days of the receipt thereof.
     (d) Operating Expenses. All operating expenses (including all charges under the service contracts and agreements assumed by Buyer) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing occurs (the “Current Billing

Period”), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing and the number of days in the Current Billing Period from and after the Closing, and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.
     (e) Security Deposits; Prepaid Rents. Prepaid rentals and other tenant charges and security deposits (including any portion thereof which may be designated as prepaid rent) under Tenant Leases, if and to the extent that such deposits are in Seller’s actual possession or control and have not been otherwise applied by Seller to any obligations of any Tenants under the Tenant Leases, shall be credited against the Purchase Price, and upon the Closing, Buyer shall assume full responsibility for all security deposits to be refunded to the Tenants under the Tenant Leases (to the extent the same are required to be refunded by the terms of such Tenant Leases or applicable). In the event that any security deposits are in the form of letters of credit or other financial instruments (the “Non-Cash Security Deposits”), after the Closing, Seller will cooperate with Buyer to have Buyer named as beneficiary under the Non-Cash Security Deposits; provided that such cooperation shall be at no cost or expense to Seller. Buyer will not receive a credit against the Purchase Price for the Non-Cash Security Deposits.
     (f) Leasing Costs. Seller shall receive a credit at the Closing for all leasing costs, including tenant improvement costs and allowances, and its pro-rata leasing commissions, previously paid by Seller in connection with any Lease or modification to an existing Tenant Lease which was entered into after the Effective Date and which is approved or deemed approved by Buyer pursuant to this Agreement, which approval included approval of the tenant improvement costs. Seller’s pro-rata share shall be equal to a fraction which has as its numerator the number of months left in the base term of the Lease after the Closing and which has as its denominator the number of months in the base term of the Lease. Seller shall pay for all tenant improvement allowances and leasing commissions with respect to the premises leased as of the Effective Date by the Tenants pursuant to the Tenant Leases in effect as of the Effective Date, to the extent that such improvement allowances and leasing commissions are unpaid as of the Closing. Buyer shall not receive a credit for any unexpired rent concessions under any of the Leases.
     (g) Percentage Rent. Any percentage rents due or paid under any of the Leases (“Percentage Rent”) shall be prorated between Buyer and Seller outside of Closing as of the Closing on a Lease-by-Lease basis, as follows; (a) Seller shall be entitled to receive the portion of the

Percentage Rent under each Lease for the Lease Year in which Closing occurs, which portion shall be the ratio of the number of days of said Lease Year in which Seller was Landlord under the Lease to the total number of days in the Lease Year, and (b) Buyer shall receive the balance of Percentage Rent paid under each Lease for the Lease Year. As used herein, the term “Lease Year” means the twelve (12) month period as to which annual Percentage Rent is owed under each Lease. Upon receipt by either Buyer or Seller of any gross sales reports (“Gross Sales Reports”) and any full or partial payment of Percentage Rent from any tenant of the Property, the party receiving the same shall provide to the other party a copy of the Gross Sales Report and a check for the other party’s prorata share of the Percentage Rent within five (5) days of the receipt thereof. In the event that the Tenant only remits a partial payment, then the amount to be remitted to the other party shall be its prorata share of the partial payment. Nothing contained herein shall be deemed or construed to require either Buyer to Seller to pay to the other party its prorata share of the Percentage Rent prior to receiving the Percentage Rent from the Tenant, and the acceptance or negotiation of any check for Percentage Rent by either party shall not be deemed a waiver of that party’s right to contest the accuracy or amount of the Percentage Rent paid by the Tenant.
     7.7.2 Calculation; Reproration. Prior to Closing the parties shall jointly prepare an estimated closing statement which shall set forth the costs payable under Sections 7.5 and 7.6 and the prorations and credits provided for in Section 7.7.1 and elsewhere in this Agreement. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subparagraph. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties shall be referred to herein as the “Closing Statement”. If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within one hundred twenty (120) days after the Closing, at which time all prorations shall be binding and conclusive.
     7.7.3 Items Not Prorated. Seller and Buyer agree that (a) on the Closing, the Property will not be subject to any financing arranged by Seller; (b) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall responsible for arranging for its own insurance as of the Closing; and (c) utilities, including telephone, electricity, water and gas, shall be read on the Closing and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing, including the posting of any required deposits and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing, and any utility deposits which it or its predecessors may have posted. Accordingly, there will be no prorations for debt service, insurance or utilities. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in Section 7.7.1(d) above.
     7.7.4 Indemnification. Buyer and Seller shall each indemnify, protect, defend and hold the other harmless from and against any claim in any way arising from the matters for which the other receives a credit or otherwise assumes responsibility pursuant to this section.
     7.7.5 Survival. This Section 7.7 shall survive the Closing.
     7.8 Connecticut Transfer Act. Buyer and Seller acknowledge that the Property is an “establishment” under the Connecticut Transfer Act (the “Transfer Act”). In connection with Seller’s purchase of the Property: (a) Danbury Buildings Co., L.P., and Danbury Buildings, Inc. (collectively “Danbury”), being the parties who sold the Property to Seller, filed a “Form III” as the “Certifying Party” with the Connecticut Department of Environmental Protection (“DEP”), (b) Danbury, Bridgewater Investments, Inc. and Buckeye Casa Grande, L.P., executed and delivered to Seller that certain Environmental Indemnity Agreement dated June 14, 2007 (the “Environmental Indemnity Agreement”) and (c) Danbury, Seller and Chicago Title Insurance Company entered into that certain Environmental Escrow Agreement dated June 14, 2007 (the “Escrow Agreement”). On or prior to the Closing, Buyer shall file a “Form III” as the “Certifying Party” with the DEP in accordance with the provisions of the Transfer Act. In addition, at Closing, Seller shall assign to Buyer, and Buyer shall assume, pursuant to the Assignment and Assumption Agreement, the Environmental Indemnity Agreement and the Escrow Agreement.
     8. Representations, Warranties, and Covenants.
     8.1 Representations of Seller. Seller hereby represents and warrants as of the date hereof to Buyer as follows:
     8.1.1 Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
     8.1.2 Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).
     8.1.3 To the best of Seller’s knowledge, except as disclosed in writing by Seller pursuant to Section 4.1.5, Seller has received no written notice of any pending or threatened private or governmental litigation or any order or judgment against Seller relating to the Property that might, if adversely determined, result in a material adverse change in the Property, their operation or the validity of this Agreement.
     8.1.4 Except as may be set forth in the Due Diligence Items, Seller has not received any written notice from a governmental authority that the Property does not comply with applicable laws.
     8.1.5 To the best of Seller’s knowledge, the Due Diligence Items delivered to Buyer constitute materials that are customarily used by Seller in the ordinary course of operating the Property and Seller has not intentionally withheld or intentionally misstated any of the information included in the Due Diligence Items.
     8.1.6 Except as set forth in the Due Diligence Items, to Seller’s knowledge there is no violation of any Environmental Law (as hereinafter defined) with respect to the Property. As used herein, “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners or operators for environmental matters.
In making the foregoing representations and warranties, Seller has not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information related thereto and hereby disclaims liability for any unintentional misstatement. Whenever the term “to Seller’s knowledge” or similar language is used herein with respect to the existence or absence of facts, it signifies that Seller has not undertaken any independent investigation of facts, but instead has based its representation solely upon the current actual knowledge of Mike Waddell, Asset Manager of the Property, and Seller disclaims any obligation to conduct any independent investigation with respect to such matters.
     8.2 Approval of Property; Limitations on Seller Representations and Warranties.
     8.2.1 Except as may be specifically provided in Section 8.1 of this Agreement, Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports, audits, the materials prepared by Seller, or any other materials, data or other information whatsoever supplied to Buyer in connection with Buyer’s inspection of the Property. It is the parties’ express understanding and agreement that such materials are provided only for Buyer’s convenience in making its own examination and determination prior to the expiration of the Inspection Period as to whether it wishes to purchase the Property, and, in doing so, Buyer shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Except as may be specifically provided elsewhere in this Agreement, Buyer expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information. Except with respect to all obligations in this Agreement (including without limitation Seller’s express representations and warranties) that are expressly stated to survive Closing, the indemnity provisions contained in the documents delivered in connection with the closing of the transactions contemplated by this Agreement (collectively, the “Surviving Obligations”), Buyer hereby releases Seller and its agents, representatives, and employees from any and all claims, demands, and causes of action, past, present, and future that Buyer may have relating to (a) the condition of the Property at any time, before or after the Closing, including without limitation, the presence of any hazardous materials, or (b) any other matter pertaining to the Property. This release shall survive the Closing or the termination of this Agreement.
     8.2.2 In the event of any breach by Seller of any of the preceding representations or warranties or any other breach by Seller of any other provision of this Agreement which is discovered prior to Closing, Buyer’s sole remedy shall be to elect in writing to terminate this Agreement or waive such breach and proceed with the Closing. In the event of any material breach by Seller of any of such representations or warranties or any other material breach by Seller of any other provision of this Agreement or any agreement delivered in connection herewith discovered after Closing, Seller shall be liable only for direct and actual damages suffered by Buyer on account of Seller’s breach, up to the applicable limits described hereunder, and shall in no event be liable for consequential or punitive damages. Any liability of Seller hereunder for breach of any such representations or warranties shall be limited to (a) claims in excess of an aggregate of Fifty Thousand Dollars ($50,000.00), and (b) a maximum aggregate cap of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). Notice of such claim must be delivered to Seller in writing within twelve (12) months of the Closing Date. In no event shall Seller be liable for any consequential, indirect or punitive damages, including, but not limited to, any loss of use, lost profits and/or loss or diminution in value, on account of Seller’s breach of any representation or warranty contained in this Agreement. Additionally, notwithstanding the foregoing, if Buyer becomes aware prior to the Closing that any representation or warranty hereunder is untrue, or any covenant or condition to Closing has not been fulfilled or satisfied (if not otherwise waived by Buyer), and Buyer nonetheless proceeds to close on the purchase of the Property, then Buyer shall be deemed to have irrevocably and absolutely waived, relinquished and released all rights and claims against Seller for any damage or other loss arising out of or resulting from such untrue representation or warranty or such unfulfilled or unsatisfied covenant or condition. Seller’s representations and warranties set forth in Section 8.1 shall survive the Closing for a period of twelve (12) months.
     8.2.3 Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer’s acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Buyer shall not be entitled to and shall not rely upon, Seller or Seller’s agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations’ compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii)  the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND CLOSING

DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS,” IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT. EXCEPT WITH REGARD TO THE OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES IN SECTION 8.4, BUYER HEREBY RELEASES SELLER AND ITS AGENTS, REPRESENTATIVES AND EMPLOYEES FROM ANY AND ALL LIABILITY RELATING TO THE CONDITION OF THE PROPERTY BEFORE OR AFTER THE CLOSING AND ANY OTHER MATTER RELATING TO THE PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE CLOSING.
     8.2.4 Release. Except as expressly set forth in this Agreement to the contrary and except for any claims arising under the express representations, warranties or covenants of Seller under this Agreement or under the indemnity provisions of any document delivered in connection with the closing of the transactions contemplated by this Agreement, Buyer for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, and any party related to or affiliated with Seller and their respective successors and assigns (the “Seller Related Parties”) from and against any and all claims at law or equity which Buyer or any party related to or affiliated with Buyer and their respective successors and assigns (each a “Buyer Related Party”) whether known or unknown at the time of this Agreement, which Buyer or a Buyer Related Party has or may have in the future, arising from or related to any matter or thing relating to or in connection with the Property, including but not limited to, the documents and information referred to in this Agreement, the leases and the tenants, any construction defects, errors or omissions in the design or construction and arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim arising under the Transfer Act or any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42

U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners or operators for environmental matters.
     8.3 Intentionally Omitted.
     8.4 Intentionally Omitted.
     8.5 Covenants of Seller. Seller hereby covenants as follows:
     8.5.1 At all times from the date hereof through the date of Closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the Effective Date;
     8.5.2 From the end of the Inspection Period through the date of Closing, Seller will not enter into any new lease with respect to the Property, without Buyer’s prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease (“Renewed Lease”). Any tenant improvement costs, allowances and brokerage commissions payable with respect to a new lease or a Renewed Lease shall be paid by Buyer and if Seller has paid any such costs prior to Closing, Seller shall receive a credit at Closing for such costs. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld, conditioned or delayed. Buyer shall have five (5) business days in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;
     8.5.3 From the Effective Date through the date of Closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to Closing; and
     8.5.4 Seller shall not, without Buyer’s written approval, such approval not to be unreasonably withheld, conditioned or delayed, (a) amend or waive any right under any Service Contract, or (b) enter into any agreement of any type affecting the Property that is not terminable on 30 days notice.
     9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:
     9.1 Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
     9.2 Consents. The execution, delivery and performance by Buyer of this Agreement, and all other agreements, instruments and documents referred to or contemplated herein or therein do not require the consent, waiver, approval, license or authorization of any person or public authority which has not been obtained and do not and will not contravene or violate (with or without the giving of notice or the passage of time or both), the organizational documents of Buyer or any judgment, injunction, order, law, rule or regulation applicable to Buyer. Buyer is not a party to, or subject to or bound by, any judgment, injunction or decree of any court or governmental authority or any lease, agreement, instrument or document which may restrict or interfere with the performance by Buyer of this Agreement, or such other leases, agreements, instruments and documents.
     10. Conditions Precedent to Closing.
     10.1 The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:
     10.1.1 There shall be no material adverse change in the matters reflected in the Title Report, and there shall not exist any material adverse encumbrance or title defect affecting the Property except for the Permitted Exceptions or matters to be satisfied at Closing.
     10.1.2 Seller shall have obtained and delivered to Buyer estoppel certificates, substantially in the form attached hereto as Exhibit D, in accordance with their respective Leases, from the following tenants (collectively, the “Required Tenants”): (i) Boehringer Ingelheim Pharmaceuticals, Inc., (ii) Praxair, inc. and (iii) Honeywell International, Inc. An estoppel certificate from a Required Tenant shall be deemed to satisfy this condition precedent unless it discloses material adverse matters inconsistent with the applicable Lease. Buyer shall notify Seller within three (3) business days of receipt of a copy of the executed estoppel certificate from a Required Tenant of its approval or disapproval and the basis of such disapproval, if disapproved. If Buyer disapproves of an estoppel certificate from a Required Tenant because of a material adverse matter disclosed therein that is inconsistent with such Required Tenant’s Lease, and Seller is unable to obtain a reasonably acceptable estoppel certificate from such Required Tenant prior to the Closing, this Agreement shall, at Buyer’s option, terminate, Buyer shall be entitled to a refund of the Deposit, and neither party shall have any further obligation to the other except Buyer’s indemnification obligations under Paragraph 5. Seller shall request the Required Tenants and each tenant of the Property to execute an estoppel certificate and shall use commercially reasonable efforts to obtain an estoppel certificate from the Required Tenants and the other tenants of the Property; provided, however, the failure to obtain any estoppel certificate from tenants other than the Required Tenants shall not entitle Buyer to terminate this Agreement.
     If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this paragraph, Seller may, within five (5) days of receipt of Buyer’s notices agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition within such five day period and such condition is not waived by Buyer, this Agreement shall be canceled and the Deposit shall be returned to Buyer and neither party shall have any further liability hereunder.
     11. Damage or Destruction Prior to Closing. In the event that the Property should be damaged by any casualty prior to the Closing, then if the Closing shall proceed as scheduled and any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration and Buyer shall be credited with any deductible under such insurance policies.
     12. Eminent Domain.
     12.1 If, before the Closing, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer and Seller, would render the Property unacceptable to Buyer or unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer’s indemnification under Paragraph 5. If, before the Closing, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Closing, the condemnation award (or, if not previously received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

     13. Notices. All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by telecopy or by reputable overnight delivery service. Notices by telecopy must be followed by overnight delivery. Notices shall be given to the following addresses:

Seller:	David Mellor
Grubb & Elis Realty Investors, LLC
1551 N. Tustin Ave. #200
Santa Ana, CA 92705
(714) 975-2267
(714) 918-9102 fax

With Required Copy to:	Tracy Liu
Grubb & Elis Realty Investors, LLC
1551 N. Tustin Ave. #200
Santa Ana, CA 92705
(714) 975-2820
(714) 918-9138 fax

With Required Copy to:	Mike Waddell
Senior Vice President, Asset Management
Grubb & Ellis Realty Investors
1606 Santa Rose Road, Suite 109
Richmond, VA 23229
(312) 224-3999
(312) 224-4242 fax

With Required Copy to:	James L. Beard, Esq.
DLA Piper LLP (US)
203 N. LaSalle Street, Suite 1900
Chicago, IL 60601
(312) 368-2169
(312) 630-7379 fax

Buyer:	Glen Nelson
Matrix Connecticut, LLC
c/o Glenn Nelson
The Matrix Realty Group, Inc.
732 Smithtown Bypass, Suite 200
Smithtown, New York 11787
(631) 979-2777
(631) 979-3198 fax

With Required Copy to:	Terrence L. Gallagher
Gallagher & Kavinsky
8740 Orion Place, Suite 200
Columbus, Ohio 43240
(614) 885-9022
(614) 885-9024 fax
     14. Remedies.
     14.1 Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, as it sole options elect to either (a) declare this Agreement terminated in which case the Deposit shall be returned to Buyer; or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance.
     14.2 Defaults by Buyer. If there is any default by Buyer under this Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer’s Reports.
     14.3 WAVIER OF JURY TRIAL. EACH OF SELLER AND BUYER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM ASSERTED BY SELLER OR BY BUYER OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.
     15. Assignment. Buyer may assign its rights under this Agreement to an entity in which Buyer has a legally controlling interest, provided, however, that Buyer shall have no such right unless a written assignment is delivered to Seller no later than seven (7) business days before Closing; and further provided that no such assignment shall relieve Buyer of its obligations hereunder.
     16. Interpretation and Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State”). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms “successors and assigns” shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.
     17. Amendment. This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

     18. Attorney’s Fees. In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ fees and costs of court incurred in such suit or arbitration.
     19. Entire Agreement; Survival. This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. All of the obligations of the parties hereunder and all other provisions of this Agreement shall be deemed to have merged into the Deed and shall be extinguished at Closing or the earlier termination of this Agreement, except as expressly provided herein.
     20. Multiple Originals Only; Counterparts. Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties. In order to expedite the transaction contemplated herein, telecopied or facsimile signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.
     21. Acceptance. Time is of the essence of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California.
     22. Real Estate Commission. Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker’s, finder’s or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with CB Richard Ellis, as its broker and will pay any commission due to said broker under a separate agreement, if, but only if, Closing occurs pursuant to this Agreement. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.
     23. Exchange. Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In such event Seller shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Buyer shall sign a customary assignment and/or notice of assignment, however, such assignment shall at no cost or expense to Buyer and shall not otherwise affect the term of this Agreement.
     24. Confidentiality. Buyer agrees that, prior to the closing, (a) this Agreement and the terms and conditions thereof and (b) all Property information received by Buyer, shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property information, the fact that Buyer has entered into this Agreement and the terms and conditions of this Agreement shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer’s representatives who need to know such information for the purpose of evaluating the Property and who are informed by Buyer of the confidential nature of such information; and (2) as may be necessary for Buyer or Buyer’s representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer’s representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates. Buyer acknowledges that Seller may make certain disclosures regarding this Agreement in order to comply with applicable laws, rules and regulations or the rules and regulations of any securities exchange.
     25. Right to Market. Prior to the expiration of the Inspection Period, Seller may continue to solicit and accept offers to purchase the Property, subject, however, to the rights of Buyer under this Agreement.
THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW
INSTRUCTIONS FOR 39 OLD RIDGEBURY ROAD, DANBURY, CONNECTICUT
     EXECUTED as of the Effective Date:
     SELLER:

GERA DANBURY LLC, a Delaware limited liability company

By: Name:	/s/ Jeffrey T. Hanson Jeffrey T. Hanson
Title:	Chief Investment Officer
EXECUTED as of the Effective Date:
BUYER:

MATRIX CONNECTICUT, LLC, a Delaware limited liability company

By:	/s/ Glenn Nelson
Name:	Glenn Nelson
Title:	Managing Member
Date:	October 31, 2008
     Escrow Holder executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Section 7.1 hereof.
EXECUTED as of the Effective Date:
ESCROW HOLDER:
CHICAGO TITLE INSURANCE COMPANY

By: Name:	/s/ Mary C. Nappi Mary C. Nappi
Title:	VP/Commercial Operations

SCHEDULE 1
LIST OF ENVIRONMENTAL REPORTS
1.	ATC Associates, Inc. Phase I Site Assessment dated March 13, 2007.

2.	ATC Associates, Inc. Phase II Environmental Site Assessment of the former 25,000 gallon underground storage tank graves dated march 13, 2007.

3.	ALPHA Analytical – Analytical Report dated May 27, 2008.

4.	The following reports prepared by Haley & Aldrich Associates (“HAA”):
➢	Report on Underground Storage Tank Remediation and Closure Report for Danbury Corporate Center, 39 Old Ridgebury Road, Danbury, Connecticut prepared by HAA dated May 22, 2008 (File No. 34468-001)

➢	Appendix B — Laboratory Analytical Report (August 3, 2007) (prepared by Complete Environmental Testing, Inc. – Project 34468-001)

➢	Appendix C – Geoprobe, Test Boring Logs & Well Installation Reports (prepared by HAA)

➢	Weekly Field Reports prepared by HAA

➢	Summary of Ground Water Analytical Results prepared by HAA (7/22/2008)

➢	Summary of Ground Water Analytical Results prepared by HAA (9/3/2008)

➢	Exploration Location Map/Figure 3 – prepared by HAA (May, 2008)
5.	The Environmental Indemnity Agreement and the Escrow Agreement (as said terms are defined in Section 7.8).

6.	Phase I Site Environmental Assessment Update, Danbury Corporate Center, October 30, 2008 prepared by ATC Associates, Inc. (ATC Project No. 061.14815.0051).
Schedule 1

EXHIBIT A
LEGAL DESCRIPTION OF THE PROPERTY

Address:	100 Reserve Road
City/Town:	Danbury
County:	Fairfield
State:	CT
All that certain piece, parcel or tract of land, together with the buildings and improvements thereon, situated in the City of Danbury, County of Fairfield and State of Connecticut, bounded and described by beginning at a point in the easterly line of Saw Mill Road, at the point where said Road line is intersected by a northerly boundary line of the land herein described, said line being also a division line between the land herein described and land now or formerly of R.C. Development Associates Limited Partnership, and running thence, all along land now or formerly of R.C. Development Associates Limited Partnership, the following courses and distances:
North 74° 48’ 26” East, 304.12 feet;
North 18° 29’ 18” West, 479.30 feet;
North 12° 26’ 16” West, 400.00 feet;
North 76° 38’ 39” East, 565.95 feet;
North 06° 47’ 42” East, 408.00 feet;
North 86° 52’ 16” East, 739.37 feet;
South 66° 31’ 58” East, 649.70 feet;
South 07° 30’ 01” East, 1,332.99 feet on a curve to the left; on the arc of a circle having a radius of 1121.92 feet, a distance of 82 feet; on another curve to the left, on the arc of a circle having a radius of 664.02 feet, a distance of 473.74 feet;
South 11° 00’ 19” West, 156.74 feet; on a curve to the right, having a radius of 396.57 feet, a distance of 454.47 feet;
South 76° 40’ West, 137.32 feet; on a curve to the left, on the arc of a circle having a radius of 730.00 feet, a distance of 487.74 feet;
South 38° 23’ 06” West, 90.94 feet; on a curve to the right, on the arc of a circle having a radius of 275.00 feet, a distance of 157.64 feet;
South 71° 13’ 46” West, 6.57 feet; on a curve to the right, on the arc of a circle having a radius of 30.00 feet, a distance of 50.10 feet, to the easterly side of Saw Mill Road;
North 13° 04’ 50” West, 28.86 feet; on a curve to the left, on the arc of a circle having a radius of 419.58 feet, a distance of 197.14 feet;
North 40° 00’ 02” West, 140.58 feet; on a curve to the right, on the arc of a circle having a radius of 1219.80 feet, a distance of 348.96 feet;
North 23° 36’ 34” West, 276.82 feet; on a curve to the left, on the arc of a circle having a radius of 3461.55 feet, a distance of 241.91 feet; and
North 27° 36’ 49” West, 383.00 feet to the point or place of beginning.
Said parcel is also shown as “Proposed Lot No. 1” on certain maps entitled “LAND OF DANBURY BUILDINGS, INC.”, Overall Subdivision Plan and Final Plan of Subdivision, dated January 22, 1988, certified by C. James Osborne, Jr. R.L.S., P.C., which maps are on file in the Danbury Land Records as Maps 8899 and 8900 (9 sheets).
Together with a Reservation set forth in a deed from Danbury Buildings, inc. to RC Development

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Associates Limited Partnership, dated June 26, 1989 and recorded June 29, 1989 in Volume 925 at Page 945 of the Danbury Land Records.
Together with the easements set forth in an Amendment and Restatement of Reciprocal Easement and Covenant Agreement by and among Danbury Buildings Inc., The Reserve Master Association, Inc. and WCI Communities Inc. dated June 13, 2007 and recorded on June 20, 2007 in Volume 1941 at Page 809 of the Danbury Land Records.
Together with the easements set forth in a Reciprocal Easement Agreement by and among Danbury Buildings, Inc., Danbury Buildings Co., L.P. and GERA Danbury LLC dated June 14, 2007, and recorded on June 20, 2007 in Volume 1941 at Page 866 of the Danbury Land Records.

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EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (this “Assignment”) is made as of                      ___, 2008, by and between GERA DANBURY LLC, a Delaware limited liability company (“Assignor”), and                                         , a                                          (“Assignee”).
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, sells, transfers and assigns unto Assignee all of the rights, title and interest of Assignor in, to and under any and all of the following items, to the extent that they are related to that certain real property located in the County of Fairfield, City of Danbury, State of Connecticut, which is more particularly described in Exhibit A attached hereto (the “Real Property”):
     (a) all contracts or agreements, if any, to the extent that they relate to the Real Property, or improvements thereon (including, but not limited to, maintenance or utility contracts);
     (b) all warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) which exist or may hereafter exist, from, by or against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating to the Real Property, or the improvements thereon;
     (c) plans, drawings, and specifications for the improvements to the Real Property; and
     (d) all intangible property used or useful in connection with the Real Property or the improvements thereon, including, without limitation, all trademarks, trade names (including, without limitation, any right of Assignor to use the name Danbury Corporate Center) (but excluding any right, title or interest in and to the names “Grubb”, “Grubb & Ellis”, “Grubb & Ellis Company” and variants thereof, the Grubb & Ellis logo or the goodwill associated with such names and/or logo), and all contract rights, guarantees, licenses, permits (to the extent transferable) and warranties.
     (e) all of Assignor’s rights, title and interest in, to and under the leases (the “Leases”) relating to the Real Property, together with any and all rights, title, estates and interests of Assignor as lessor under the Leases, whether now owned or hereafter acquired, in and to any improvements and fixtures located thereon and any rights, privileges, easements, rights of way or appurtenances appertaining thereto (including, without limitation, any and all rents, issues, profits, royalties, income and other benefits derived from the Real Property hereafter accruing, and any and all claims, causes of action, rights to proceeds or awards related to the Real Property hereafter accruing), together with all rights, title, estates and interests of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases,

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together with all rights, title, estates and interests of Assignor in and to any subleases, if any, relating to the Real Property.
     Assignee hereby accepts the foregoing assignment and agrees to assume any executory obligations of Assignor in connection with the agreements described in paragraph (a) above.
     Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases and agrees to be bound by all of the terms and conditions of the Leases.
     Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee’s sole expense and without the assumption of any additional liability therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.
     Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising on and after the date hereof. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes or action, expenses, and attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising before the date hereof.
     The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:

GERA DANBURY LLC,

a Delaware limited liability company

By:
Its:

ASSIGNEE:

, a

By:
Its:

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EXHIBIT C
FORM OF BILL OF SALE
     For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned, GERA DANBURY LLC, a Delaware limited liability company (“Seller”), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to                     , a                      (“Buyer”), all personal property of Seller located on, in, or used or useful in connection with that certain real property (the “Real Property”) located in the County of Fairfield, City of Danbury, State of Connecticut, commonly known as Danbury Corporate Center, which Real Property is more particularly described on Exhibit A attached hereto.
     The assets transferred hereby are conveyed AS-IS WHERE-IS WITHOUT ANY REPRESENTATION OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER.
     Seller hereby covenants that it will, at any time and from time to time upon written request therefor, at Buyer’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Buyer, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Buyer, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Buyer, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.
     All references to “Seller” and “Buyer” herein shall be deemed to include their respective nominees, successors and/or assigns, where the context permits.

Dated: ___, 2008	SELLER:

GERA DANBURY LLC,
a Delaware limited liability company

By:
Its:

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Property Name: 6400 Danbury Center
Tenant: [enter tenant trade name]
Suite: [enter tenant suite number]
EXHIBIT D
FORM OF ESTOPPEL CERTIFICATE
Loan No.:
ESTOPPEL CERTIFICATE
     This Certificate is given to, [Enter Buyer Name], a(n)                      and its successor and assigns (“Buyer”) by                    , a                      (“Tenant”), with the understanding that Buyer, its counsel or any third party, including any lender of Buyer, will rely on this Certificate regarding the office building commonly known as Danbury Corporate Center, located at 39 Old Ridgebury Road, ‘City of Danbury, County of Fairfield, State of Connecticut (the “Property”).
     Tenant hereby certifies as of the date of this Certificate as follows:
     1. The undersigned is the Tenant under that certain lease dated                     , 200___(the “Lease”) executed by GERA Danbury LLC, a Delaware limited liability company (“Landlord”) or its predecessor in interest, as Landlord and Tenant or its predecessor in interest, as tenant. A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the leased premises. There are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, of the Lease, except                     .
     2. Tenant’s Lease terms: approximately                      leaseable square feet (the “Premises”); the commencement date of the term of the Lease is                     ; the expiration date of the term of the Lease is                     ; the fixed annual minimum rent is $                    , payable monthly in advance on the first day of each calendar month; the next rent payment of $                     is due on                     , 200___; no rent has been prepaid except for the current month; Tenant agrees not to pay rent more than one month in advance; rent payments began on                     , 200___; the fixed annual minimum rent is subject to rental increases as set forth in the Lease, and the current increase covers the period from                     , 200___through                     , 200___; Tenant’s percentage share of operating expenses/common area charges, insurance and real estate taxes is ___%, which is currently being paid on an estimated basis in advance at the rate of $                     per month; Tenant is obligated to pay percentage rent equal to ___% of annual gross sales in excess of $                    ; all rent has been paid through                     , 200___; and Tenant has paid a security deposit of $                    .
     3. Tenant does not have any right or option to: renew or extend the term of the Lease, or to expand into any additional space, or to terminate the Lease in whole or in part prior to the expiration of the term, or to purchase all or any part of the Property or the Premises, except                                         .

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Property Name: 6400 Shafer Court
Tenant: [enter tenant trade name]
Suite: [enter tenant suite number]
     4. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant, and the Lease is in full force and effect.
     5. Tenant has unconditionally accepted the Premises and is satisfied with all the work done by and required of Landlord; Tenant has taken possession and is in occupancy of the Premises and is open for business; rent payments have commenced, and all tenant improvements in the Premises have been completed by Landlord; and as of the date hereof Tenant is not aware of any defect in the Premises.
     6. All obligations of Landlord under the Lease have been performed, and Landlord is not in default under the Lease. There are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord. No free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.
     7. Tenant is not in default under the Lease. Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or similar insolvency proceeding, and has no present intentions of doing so, no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.
     8. The term “Landlord” as used herein includes any successor or assign of the named Landlord. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated: , 2008	TENANT:

By:

Name:
Title:

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